Exhibit 10.10

MEDICAL EXECUTIVE REIMBURSEMENT PLAN

(MERP)

Revised 1/2009

Certain key employees of Isle of Capri Casinos, Inc. are eligible to participate in the Medical Executive Reimbursement Plan (MERP).  Eligible participants will be designated by the Compensation Committee. Individual participation will be confirmed by the Sr. VP of Human Resources. Participation will begin concurrent with the effective date of coverage under the company’s group health plans.

Coverage under the plan will include:

•                  The employee

•                  Employee’s spouse

•                  Employee’s legal dependents (as defined in the group health insurance plan)

The maximum amount of benefit provided under this plan will be 5% of the participant’s compensation for the prior calendar year.

Compensation is defined as the participant’s base annual salary.

Compensation for a new participant in the first year of participation will be determined as follows:

•                  If the participant was an employee during the preceding full calendar year, then the compensation amount will be the amount for the preceding calendar year, as defined above, prorated for the number of months the person will be a participant in the first year of participation.

•                  If the participant did not work the full preceding calendar year, the compensation amount will be the current rate of pay and fees annualized and prorated for the number of months the person will be a participant in the first year of participation.

Benefits payable under this plan will be reimbursements of health care expenses incurred by covered individuals.  These include, but may not be limited to:

•                  Items covered but not reimbursed by the Company’s group health plans such as deductibles, coinsurance and copayments.

•                  Dental out-of-pocket expenses (excluding cosmetic procedures).

•                  Vision exams and prescription corrective lenses, limited to one pair of glasses and contact lenses for vision correction, per calendar year per covered person.  (This is in addition to any pair of glasses or contact lenses that may be purchased through Vision Service Plan (VSP) benefit plan, if you elected that benefit.) Additional replacement glasses may be allowed if glasses are lost or broken.

•                  Hearing exams and hearing aids.

•                  Durable medical equipment such as canes, walkers, crutches, wheelchairs.

•                  Certain over-the-counter medications allowed under IRS Code 213. Over-the-counter medications and certain home medical equipment will be limited to $5,000 per plan year.

Expenses not covered include, but not limited to:

•                  Cosmetic procedures

•                  Vitamins, dietary supplements

•                  Cosmetics

•                  Toiletries

•                  Massage therapy

•                  Missed appointment fees

•                  Expenses for non-compliance under the group health plans

The Compensation Committee has given authority to the Sr. VP of Human Resources to take any action which in his sole discretion is deemed necessary or advisable in order to maintain the program’s integrity.

Benefits under this plan will be paid directly to the participant after consideration by the appropriate group health plan. For medical and prescription drug claims that are processed through the Coventry Health Plan, participants will automatically receive reimbursement checks directly from their MERP account, mailed to their home address.  You will not need to submit a paper reimbursement request form. You can manage your MERP account through www.mycoventryhealth.com.

After you receive your Explanation of Benefits (EOB) from the dental or vision plans, you will submit the EOB for reimbursement consideration for any eligible, out-of-pockets expenses. For expenses not subject to Explanation of Benefits (eyeglasses, over-the-counter medications, etc.) you will need to submit a paid receipt along with a reimbursement request form.

Benefits paid will be reported as taxable income in accordance with IRS regulations.  Participants agree that any benefits received under this plan and also paid to the participant from another insurance carrier or any other source will be refunded to the Medical Executive Reimbursement Plan.

Participants are required to submit Explanation of Benefits, invoices, or paid receipts for services to be considered under this plan within 180 days of their occurrence, using the appropriate MERP paper reimbursement form.

Reimbursement Forms should be faxed to:

Coventry Health Care

606-330-1377